UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 18, 2026
Date of Report (date of earliest event reported)

Backblaze, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41026	20-8893125
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2261 Market Street STE 81006, San Francisco, California	94114
(Address of Principal Executive Offices)	(Zip Code)

(650) 352-3738
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BLZE	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01	Other Events.

On August 18, 2026, Backblaze, Inc. (the “Company”) issued a press release announcing its intention to offer $150 million aggregate principal amount of Convertible Senior Notes due 2031 in a private placement (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to use a portion of the net proceeds from the offering to fund the cost of entering into capped call transactions and the remainder for general corporate purposes, including capital expenditures.

A copy of the press release announcing the proposed offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Credit Agreement Amendments

On August 18, 2026, the Company entered into a Fourth Amendment to its existing credit agreement with Citizens Bank, N.A., which permitted the issuance of the notes and the capped call transactions. At closing, the Company intends to enter into a Fifth Amendment to its existing credit agreement that will (i) increase the total borrowing capacity of the senior secured revolving credit facility under the existing credit agreement from $20 million to $50 million, (ii) extend the maturity date from June 4, 2028, to April 30, 2030, and (iii) effective upon the closing of the offering of the notes, modify certain financial covenants, including by adding a new fixed charge coverage ratio test, removing the minimum consolidated EBITDA threshold, and modifying the standards applicable to the existing minimum liquidity and maximum total leverage ratio covenants.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Backblaze, Inc. dated August 18, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2026	Backblaze, Inc.

	By:	/s/ Marc Suidan
Marc Suidan, Chief Financial Officer